Exhibit 3.1

BY-LAWS

OF

D & E COMMUNICATIONS, INC.

1. SHAREHOLDERS

1.1 Annual Meeting. D & E Communications, Inc. (herein called the “Corporation”) shall hold an annual shareholders’ meeting for election of directors, and for the transaction of such other business as may properly come before the meeting, at a date and time set by the Board of Directors.

1.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the Chairman, the President, or by a majority of the Board of Directors, upon written request to the Secretary of the Corporation. Such written request shall state the purpose or purposes of such special meeting, and the business transacted thereat shall be confined to such purpose or purposes. Upon the receipt of any such written request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at the date and time, not less than ten nor more than sixty days thereafter, designated by the Secretary. If the Secretary shall neglect to issue the call for such special meeting, the persons making the request may issue such call.

1.3 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at any other place or places within or without the Commonwealth of Pennsylvania that the Board of Directors may from time to time designate.

1.4 Notice of Meetings. Written notice of every meeting of the shareholders, both annual and special, stating the time, the place and the purpose, shall be given to each shareholder of record entitled to vote at such meeting at least ten days, or if longer, such other period as required by law, before the meeting by the Secretary. If mailed, the notice shall be deemed to be served on the date of mailing and shall be directed to each shareholder at his or her last known address as shown on the records of the Corporation. Failure to give notice of any annual meeting or irregularity in the notice shall not affect the validity of any proceedings at such meeting (other than proceedings of which special notice is required by law, the Articles of Incorporation or these By-Laws).

1.5 Quorum. Unless otherwise provided by law, at all meetings of shareholders, a majority of the shares of capital stock issued, outstanding and entitled to vote, represented by shareholders of record in person or by proxy, shall constitute a quorum. If a quorum shall not be present in person or by proxy, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than that announced at the meeting, until there shall be present in person or by proxy the shareholders of record of a majority of the stock issued, outstanding and entitled to vote. At such adjourned meeting, all business may be transacted which might have been transacted at the meeting originally adjourned for lack of a quorum.

1.6 Judges of Election. Judges of election shall be appointed by the Board of Directors for any meeting of shareholders. The judges of election shall act as tellers of any ballot vote taken at the meeting and shall certify the result.

1.7 Voting. Except as otherwise provided by law, in the Articles of Incorporation or these By-Laws, any shareholder of record having the right to vote shall be entitled, at every meeting of the shareholders of the Corporation, to cast one vote for each share of stock held in his/her name on the books of the Corporation.

1.8 Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy which (unless it be a proxy coupled with an interest) shall refer specifically to the meeting at which it is to be used, shall be dated no more than twelve months prior to the stated time of the meeting and shall be duly executed by the shareholder; provided, however, that any proxy which fulfills these requirements for any particular meeting shall be valid for use at all adjournments of such particular meeting. No revocation of any proxy shall be effective unless clear notice of such revocation is given in writing to the Secretary of the Corporation prior to the actual voting of the said share or shares of stock.

1.9 Mode of Voting. All voting shall be by written or electronic ballot stating the name of the shareholder voting, the number of shares owned by him or her and, if the ballot be cast by proxy, the name of the proxy.

1.10 Business to be Transacted. At any annual meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this Section 1.10 may be transacted, and there will be no opportunity to cure any deficiencies in any notice given pursuant to this Section 1.

1.11 Proposed Business. To be properly brought before any shareholder meeting, any proposed business must be either:

1.11.1 Specified in the notice of the meeting of the shareholders (or any supplement thereto) given by or at the direction of the Board of Directors;

1.11.2 Otherwise properly brought before the meeting of the shareholders by or at the direction of the Board of Directors; or

1.11.3 If brought before an annual meeting of the shareholders by a shareholder, then:

1.11.3.1 The shareholder must have been a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting of the shareholders;

1.11.3.2 Written notice of such proposed business must have been received by the Secretary of the Corporation not later than 120 days in advance of the annual meeting of the shareholders at which the business is proposed to be transacted; provided, however, that in the event that less than 120 days notice or prior public disclosure of the date of the annual meeting of the shareholders is given, notice from the shareholder to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting of the shareholders was mailed or such public disclosure was made, whichever first occurs;

1.11.3.3 Such written notice must set forth the following:

(a) The name and address of the shareholder proposing such business;

(b) A brief description of such business;

(c) The class, series and number of shares of the Corporation’s capital stock owned by such shareholder;

(d) A description of all arrangements or understandings between such shareholder and any other person or persons in connection with such business or any special interest such shareholder may have in connection with such business;

(e) All other information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had proxies been submitted with respect to such business by the Board of Directors; and

(f) A representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to bring such business before such meeting.

2. BOARD OF DIRECTORS

2.1 Powers, Number, Classes, Election, Terms, Removal, Vacancies and Nominations.

2.1.1 Powers. The property, business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors. The Board of Directors may exercise all the powers of the Corporation and do all things for and in the name of the Corporation except such as are by statute, the Articles of Incorporation or the By-Laws conferred upon or reserved to the shareholders.

2.1.2 Number. The Board of Directors shall consist of not less than five (5) nor more than thirteen (13) directors, the exact such number of persons to be fixed from time to time by a majority vote of the Board of Directors, plus such number of additional directors as the holders of any class or series of stock having a preference over the Common Stock as to dividends or assets, voting separately as a class or series, shall have the right from time to time to elect.

2.1.3 Classes, Election and Terms. The directors elected by the holders of Voting Stock shall be classified in respect of the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. If such classes of directors are not equal, the Board of Directors by a majority vote shall determine which class shall contain an unequal number of directors. The Board of Directors shall serve as directors of the Corporation for the respective terms for which the class of which they are members has been elected by the shareholders at the first called meeting of the shareholders, and at each annual meeting of the shareholders thereafter, the shareholders shall elect directors of the class whose term then expires, to hold office until the third succeeding annual meeting. Except as otherwise expressly provided in these By-Laws, each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal in the manner provided in Section 2.1.4 hereof.

2.1.4 Removal of Directors.

2.1.4.1 Any director, any class of directors or the entire Board of Directors may be removed from office by shareholder vote at any time only for cause and only if, in addition to any vote required by any other provision of law, the Articles of Incorporation or these By-Laws, such removal is approved by the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of Voting Stock, voting together as a single class.

2.1.4.2 The Board of Directors may declare vacant the office of a director (i) who has been judicially declared of unsound mind; (ii) who has been convicted of an offense punishable by imprisonment for a term of more than one year; (iii) who, within 60 days after notice of his selection, does not accept the office either in writing or by attending a meeting of the board of directors; or (iv) for any other proper cause. For purposes of this paragraph, “proper cause” shall mean any one of the following:

(a) the director breaches or fails to perform the statutory duties of that director’s office and the breach or failure constitutes self-dealing, willful misconduct or recklessness;

(b) the director commits a material violation of the Company’s code of conduct and ethics or any other Company policy;

(c) the director engages in conduct that, in the judgment of the Board of Directors, could be actionable conduct or a criminal offense under applicable law; or

(d) the director engages in conduct that, in the judgment of the Board of Directors, negatively impacts the reputation and standing of the Company in the community, the industry or among the shareholders, is directly contrary to a policy, procedure or behavioral standard established by the Board of Directors, or endangers or threatens to endanger any employee, shareholder or member of the Board of Directors.

2.1.4.3 In case the Board of Directors or a class of the Board of Directors or any one or more directors are so removed, new directors may be appointed at the same meeting.

2.1.5 Vacancies. Vacancies in the members of the Board of Directors elected by the holders of Voting Stock, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the Directors then in office, though less than a quorum, or by a sole remaining director, except as otherwise required by law. All such directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until the election and qualification of his successor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.1.6 Nominations of Director Candidates.

2.1.6.1 Nominations for the election of directors may be made only by the Board of Directors or a committee appointed by the Board of Directors or by any holder of record of stock entitled to vote in the election of the directors to be elected at a meeting of the shareholders; provided, however, that a nomination may be made by a shareholder if written notice of such nomination has been received by the Secretary of the Corporation not later than 120 days in advance of the meeting of the shareholders at which the election is to be held; provided further, however, that in the event that less than 120 days notice or prior public disclosure of the date of the meeting of the shareholders is given, notice from the shareholder, in order to be timely, must be received not later than the tenth day following the date on which such notice of the date of the meeting of the shareholders was mailed or such public disclosure was made, whichever first occurs.

2.1.6.2 Each such notice shall set forth the following:

(a) The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(b) A representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(d) Such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and

(e) The consent of each nominee to serve as a director of the Corporation if so elected.

2.1.6.3 If the Corporation receives notice from a shareholder pursuant to Section 2.1.6.2 hereof and such notice, in the judgment of the Board of Directors, fails to comply, in any respect, with the requirements set forth in Section 2.1.6.2 hereof, then the Corporation shall notify the shareholder of the deficiencies with such notice within ten days of the Corporation’s receipt of such notice. Commencing on the day of receipt of the deficiency notification from the Corporation, the shareholder shall have ten days to cure all deficiencies and provide the Corporation with notice which conforms to the requirements of Section 2.1.6.2 hereof. A shareholder shall be entitled to re-submit a notice as provided in Section 2.1.6.2 hereof only once for each annual meeting of the shareholders. Only candidates who have been nominated in accordance with Section 2.1.6.2 hereof shall be eligible for election by the shareholders as directors of the Corporation.

2.1.7 Exception for Preferred Stock. Whenever the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or assets shall have the right, voting separately as a class or series, to elect one or more directors of the Corporation or to take any other action, none of the provisions of Sections 2.1.2, 2.1.3, 2.1.4, 2.1.5 and 2.1.6 hereof shall apply with respect to the director or directors elected or the action taken by the holders of such class or series.

2.2 Eligibility for Election. No person who is a competitor or potential competitor of the Corporation, or any employee, affiliate or associate of a competitor of the Corporation, shall be eligible to serve as a director of the Corporation unless such person is nominated by at least 85% of the Directors. Each Director shall own at least 500 shares of the Common Stock of the Corporation within one year after being appointed or elected. A majority of the members of the Board of Directors shall be independent directors as defined by applicable law.

2.3 Regular Meetings. Within 30 days after each meeting of shareholders at which directors shall have been elected, the Board of Directors shall meet for the purpose of organization and the transaction of other business, and at least once every two months thereafter, the Board of Directors shall meet for the transaction of Business.

2.4 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or three of the directors.

2.5 Place of Meetings. The Board of Directors shall hold its regular and special meetings at the principal office of the Corporation or at any other place or places within or without the Commonwealth of Pennsylvania designated from time to time by resolution of the Board of Directors.

2.6 Notice of Meetings. No notice of regular meetings of the Board of Directors need be given. Notice of the place, day and hour of every special meeting shall have been received by each director at least twenty-four (24) hours before the meeting, by oral, telephonic, electronic or written notification, at the director’s residence or usual place of business, or at such other place as the director may designate. All regular and special meetings of the Board of Directors shall be general meetings open for the transaction of any business without special notice of such business.

2.7 Quorum. At all meetings of the Board of Directors, a majority of the directors then holding office shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. Except in cases in which it is otherwise provided by law, the Articles of Incorporation or these By-Laws, the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

2.8 Compensation. Non-employee Directors may receive a retainer in an amount to be established by the Board of Directors. In addition, by resolution of the Board of Directors a designated sum of money and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or of a committee thereof; provided, however, that nothing herein contained should be construed to preclude any director from receiving compensation for services to the Corporation in any other capacity.

2.9 Telephonic Meetings. Any meeting of the Board of Directors or of a committee thereof, including the Executive Committee, may be held in which any one or more or all of the directors or participants may participate, as if present in person, by means of conference telephone or similar communications equipment in a manner by which all persons participating in the meeting can hear each other.

3. COMMITTEES

3.1 Generally. All Committees, including Audit, Compensation, and Nominating and Governance, shall be constituted in accordance with all applicable laws, regulations and listing standards of any exchange on which the Corporation’s Stock is traded.

3.2 Executive Committee. An Executive Committee consisting of four members of the Board of Directors, one of whom shall be the President or the Chief Executive Officer of the Corporation, may be constituted by a resolution adopted by a majority of all of the members of the Board of Directors. To the full extent permitted by law, the Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between meetings of the Board of Directors.

3.3 Other Committees. The Board of Directors may by resolution designate and discontinue such other standing or special committees as it deems desirable. Each such other committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned by the Board of Directors.

3.4 Vacancies on Committees. The Board of Directors shall have the power to fill all vacancies on the Executive Committee or any other committees, as well as the power to change the members thereof at will; provided, however, that no member shall be appointed to or removed from the Executive Committee except by a vote of the majority of all of the Board of Directors.

4. OFFICERS

4.1 Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, one or more Senior Vice Presidents, a Secretary, a Treasurer and any other officers which the Board of Directors may deem necessary or advisable. The executive officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting, and each such officer shall hold office until the corresponding meeting in the next year and until a successor has been duly chosen and qualified, or until such officer’s earlier death, resignation or removal. Except as otherwise provided by law, an individual may be elected to, and discharge the duties of any two of these offices except that the offices of President and Secretary shall not be held by the same individual. In addition to the powers and duties respectively set forth below, the officers of the Corporation shall also have the powers and duties that usually pertain to their respective offices, and all other powers and duties that may be assigned to them from time to time by the Board of Directors.

4.2 Chairman of the Board. The Chairman of the Board shall be chosen from among the Directors by a majority vote of the Board of Directors. The Chairman of the Board shall have the right and duty to preside at any meeting of the shareholders or of the Board of Directors, shall have all the powers and authority vested in a presiding officer by law or practice to conduct an orderly meeting, including, without limitation, the authority to prescribe the agenda and rules of order for the meeting, and shall advise and consult with the other members of the Board, the President and CEO and the other officers concerning the property, business and affairs of the Corporation. In addition to any specific powers conferred by these By-Laws, the Chairman of the Board shall have the powers and duties assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall be an ex-officio non-voting member of all committees of the Board of Directors except as otherwise required by any applicable law, rule or listing standard. The Board of Directors by majority vote may also appoint a Vice Chairman among the Directors, which Vice Chairman shall assume the duties of the Chairman in his or her absence.

4.3 President. The President shall have general control and direction of the business of the Corporation, may sign and execute all contracts in the name of the Corporation, and shall perform all acts and things incident to the position of President. In addition to any specific powers conferred by these By-Laws, the President shall have the powers and duties assigned to him or her from time to time by the Board of Directors.

4.4 Chief Executive Officer. The Chief Executive Officer (CEO) shall be the chief executive officer of the Corporation, may sign and execute all contracts in the name of the Corporation, and shall perform all acts and things incident to the position of CEO. In addition to any specific powers conferred by these By-Laws, the CEO shall have the powers and duties assigned to him or her from time to time by the Board of Directors.

4.5 Senior Vice President. The number of Senior Vice Presidents shall be prescribed by the Board of Directors. At the request of the President or CEO, or in the absence, death or disability of the President or CEO, a Senior Vice President, designated by the Board, shall perform the duties of the President or CEO, and when so acting, shall have the powers of the President or CEO subject to the control of the Board of Directors. Each Senior Vice President shall also have and exercise such powers and duties as assigned to him or her from time to time by the Board of Directors or the President.

4.6 Secretary. The Secretary shall attend all meetings of the shareholders and the Board of Directors. By and with the consent of the Board of Directors and the Chairman of the Board, the Secretary shall establish the agenda for the annual meeting of shareholders and the agenda for the meetings of the Board of Directors. The Secretary shall keep a careful record of all these meetings, shall transcribe the proceedings thereof into the minute book over his/her signature, shall give due notice of all meetings of the shareholders and of all meetings of the Board of Directors unless notice is directed by law, by the Articles of Incorporation or by these By-Laws to be given otherwise, shall be the custodian of the seal and the stock book of the Corporation and shall keep a proper registry of all outstanding certificates of stock according to law. At all meetings of the shareholders, the Secretary shall furnish the requisite officers with lists of the shareholders of record as shown by the books of the Corporation, with the number of shares owned by each shareholder. The Secretary shall safely keep all books, documents and papers of the Corporation committed to his charge, shall supervise and control the manner in which the records and files of the Corporation are kept and shall perform all other duties that may be assigned to him or her from time to time by the Board of Directors or the President. The duties of the Secretary to keep records of all meetings of the Board of Directors and transcribe the proceedings thereof into the minute book of the Corporation over his or her signature shall, at the directive of the Board of Directors, be delegated to a recording secretary of the Board of Directors selected by the Board of Directors.

4.7 Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation which may come into his hands, shall deposit the same in the name of the Corporation in the bank, banks or depositories designated by the Board of Directors, shall submit a report to the President at the end of each fiscal year showing the financial condition of the Corporation, shall render a statement of the cash account of the

Corporation to the Board of Directors as often as they shall require, shall keep books in which he or she shall regularly enter a full and accurate account of all moneys received and paid on account of the Corporation and shall perform all acts and things incident to the position of the Treasurer. If required by the Board of Directors, the Treasurer shall give bond for the faithful performance of his or her duties in the amounts and with the surety required by the Board of Directors. The Treasurer shall also perform such other duties as assigned to him or her from time to time by the Board of Directors or the President.

4.8 Compensation. The Board of Directors shall have the power to fix the compensation of the Chairman of the Board and the officers of the Corporation.

4.9 Removal, Resignation and Vacancies. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the executive officers may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

5. STOCK

5.1 Certificates. Certificates for shares of the capital stock of the Corporation shall be issued in such form or forms, not inconsistent with law or with the Articles of Incorporation of the Corporation, as shall be approved by the Board of Directors, and every shareholder shall be entitled to a single share certificate of the Corporation representing the total number of shares owned by him or her, duly numbered, signed (by facsimile or otherwise by the President and by the Secretary or an assistant secretary), bearing the corporate seal of the Corporation (which may be a facsimile, engraved or printed) and setting forth the number and kind of shares represented thereby; provided, however, that the Board of Directors shall have the power to provide for uncertified shares of any class or series of stock or any part thereof. If a shareholder requests to have more than one share certificate issued or reissued a transaction fee may be charged in accordance with a schedule of charges and rules and regulations approved by the Board of Directors. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class and may require stock certificates to be countersigned, by facsimile or otherwise, and/or registered by one or more of such Transfer Agents and/or Registrars. In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature or authentication has been placed upon any share certified shall have ceased to be such officer, Transfer Agent or Registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the same effect as if the officer, Transfer Agent or Registrar had not ceased to be such at the date of its issue.

5.2 Transfer of Shares. Transfers of shares of stock shall be made upon the books of the Corporation only by the holder in person, by his legal representative or by power of attorney duly executed and filed with the Corporation and only upon the surrender and cancellation of the certificate or certificates for the assigned shares of stock. The Board of Directors shall have power and authority to make any and all other rules and regulations concerning the issue and registration of certificates of stock.

5.3 Record Dates. The Board of Directors shall have the authority to fix in advance a date, not exceeding forty (40) days, preceding any meeting of shareholders, a date for payment of any dividend, a date for the allotment of rights or when any change, conversion or exchange of capital stock shall go into effect (each a “shareholder event”) as a record date in connection with such shareholder event, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to participate in such shareholder event, notwithstanding any transfer of any stock on the books of the Corporation after any such record date. In addition, the Board of Directors of the Corporation may close the stock books of the Corporation for a period not exceeding forty (40) days preceding the date of any shareholder event, and whenever the stock transfer books are closed as herein provided, written notice shall be mailed ten (10) days in advance to the shareholders at their last known addresses as they appear on the books of the Corporation.

5.4 Mutilated, Lost, Stolen or Destroyed Certificates. The Board of Directors may direct the issuance of new share certificates in lieu of any which may have been mutilated, lost, stolen or destroyed upon the following conditions: the shareholder requesting a new certificate to be issued in place of one alleged to have been mutilated, lost, stolen or destroyed shall furnish an affidavit giving the circumstances and approximate time of such mutilation, loss, theft or destruction; such shareholder shall pay the expense of all advertising, if any, that may be required by the Board of Directors; and, if required by the Board of Directors, such shareholder shall give to the Corporation a bond of indemnity, in the amount and with the surety or sureties which the Board of Directors in its sole and uncontrolled discretion shall require. If a bond is required for any preferred stock, it shall be in an amount equal to not less than twice the price then in effect therefor multiplied by the number of shares represented by the lost certificate, and if a bond is required for any common stock, it shall be in an amount equal to not less than twice the highest price at which similar shares have been sold within the preceding ten years multiplied by the number of shares represented by the lost certificate. Such bond shall be conditioned to protect the Corporation against all loss or damage which it might sustain as a result of issuing the new certificate or certificates requested, or as a result of any claim or claims which may thereafter be made upon the certificate or certificates alleged to have been mutilated, lost, stolen or destroyed. Upon compliance with the foregoing requirements and upon approval of the Board of Directors, a new certificate or certificates may be issued to take the place of the certificate or certificates alleged to have been mutilated, lost, stolen or destroyed, and the failure of such holder to comply with such requirements shall constitute a waiver by such holder of any right to receive such new certificate or certificates.

6. DIVIDENDS AND FINANCE

6.1 Dividends. The Board of Directors may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the Corporation. Dividends will be payable upon such dates as the Board of Directors may designate. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interests of the Corporation and the Directors may abolish any such reserve in the manner in which it is created.

6.2 Checks, Drafts, Etc. Unless otherwise provided by resolution of the Board of Directors, all checks, drafts, acceptances, bills of exchange, or orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by the officer or officers, or person or persons, designated by the Board of Directors from time to time.

7. MISCELLANEOUS PROVISIONS

7.1 Inspection of Books and Records. The Board of Directors may determine whether and, if allowed, when and under what conditions and regulations the books and records of the Corporation shall be open to the inspection of shareholders, and the rights of shareholders in this respect are and shall be limited accordingly, except as otherwise required by statute. No shareholder has the right to inspect any book or record or receive any statement for an improper purpose.

7.2 Voting Upon Stock in Other Corporations. Any stock in other corporations which may be held by the Corporation may be represented and voted at any meeting of shareholders of such other Corporations by the Chairman of the Board, the President or a Senior Vice President of the Corporation or by proxy executed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and attested by the Secretary or an Assistant Secretary.

7.3 Seal. The corporate seal of the Corporation shall be as heretofore provided and now in use until otherwise ordered by the Board of Directors. This seal may be used by any of the officers of the Corporation by causing an impression of facsimile thereof to be impressed or placed upon the paper or document to be sealed.

7.4 Fiscal Year. The fiscal year of the Corporation shall begin January 1 and end December 31.

7.5 Waiver of Notice. Any notice required by these By-Laws to be given directors or shareholders for any meeting may be waived by any director or shareholder in writing, signed by him or her or his or her attorney thereunto authorized and filed with the Secretary of the Corporation. Attendance of a person at any directors’ meeting and attendance of a person either in person or by proxy at any shareholders’ meeting shall constitute a waiver of the required notice of the meeting attended, except when the attendance is only for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

7.6 Interpretation. Unless the context clearly requires otherwise in any particular instance, these By-Laws shall be interpreted so that: the singular shall include the plural; the plural shall include the singular; any gender shall include the masculine, the feminine and the neuter; all references to individuals shall include their heirs, personal representatives and assigns; and all references to Corporations or other legal entities shall include their successors and assigns.

8. AMENDMENTS

8.1 The Board of Directors, by vote including a majority of the Directors then in office, may adopt, amend, alter, modify, add to or repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders.

9. INDEMNIFICATION

9.1 Indemnification. The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, investigative or other and whether or not by or in the right of the Corporation or otherwise (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee or other representative of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by any such of the foregoing persons while acting in an official capacity as a director or officer of the Corporation or in any other capacity on behalf of the Corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement whether with or without court approval, actually incurred or paid by such person in connection therewith. Other persons who are not directors or officers of the Corporation, or their heirs, executors, or administrators, may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time designates such person as entitled to the benefits of this Article 9.

9.2 Initiation of Proceedings. Notwithstanding the foregoing, and except as provided in Section 9.5 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

9.3 Contract Right; Advancement of Expenses. Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Article 9 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Article 9 in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Article 9, or in the case of a criminal action, the majority of the Board of Directors so determines that he or she is not entitled to be indemnified by the Corporation or otherwise.

9.4 Former Officials. The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the Corporation or to serve in any of the other capacities described herein and shall inure to the benefit of the heirs, executors and administrators of such person.

9.5 Authority to File Suit. If a claim for indemnification under this Article 9 hereof is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

9.6 Exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Article 9 and the right to payment of expenses conferred in Section 9.5 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any By-Law, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

9.7 Reserves. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article 9 or otherwise.

9.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

9.9 Amendment. Neither the modification, amendment, alteration or repeal of this Article 9 or any of its provisions nor the adoption of any provision inconsistent with this Article 9 or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

9.10 Liability Limitation. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no Director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director. Any amendment or repeal of this Section 9.10 which has the effect of increasing Director liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.